Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 20, 2021, except for the last paragraph in Note 11, as to which the date is October 14, 2021, with respect to the consolidated financial statements of Oppilan Pharma Ltd. included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-259891) and related Prospectus of Ventyx Biosciences, Inc. for the registration of 7,812,500 shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

October 15, 2021